EXHIBIT 4.5

Filing ID: 201119-1454100

Filing Date: 11/19/2020

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is:

SOUTH STATE CORPORATION

2.   Date of Incorporation is: 02/22/1985

3.   Agent's Name and Address:

V. NICOLE COMER
(Name)
700 GERVAIS STREET

(Street Address)

COLUMBIA, South Carolina 29201
(City, State, Zip Code)

4.   On 10/30/2020           , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

Additional Amendment: See attached document for the complete text.

5.   The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

Not applicable

Form Revised by South Carolina Secretary of State, August 2016
F0003

SC Secretary of State
Mark Hammond

SOUTH STATE CORPORATION

Name of Corporation

6.   Complete either "a" or "b", whichever is applicable.

a.	⌧

Amendments adopted by shareholder action. At the date of the adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting	Number of	Number of Votes	Number of Votes	Number of
Group	Outstanding	Entitled to be Cast	Represented at	Undisputed Shares*
	Shares		the Meeting	For	-OR-	Against

Common	70,922,148	70,922,148	64,130,618	57,128,648		458,084

*Note: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	◻

The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.   Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)                                        .

Date: 11/19/2020

Name of Corporation:

SOUTH STATE CORPORATION

/s/ Beth DeSimone
Signature

Beth DeSimone
Type or Print Name

Chief Risk Officer and General Counsel
Office

Form Revised by South Carolina Secretary of State, August 2016
F0003

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is:

South State Corporation

2.   Date of Incorporation is: 02/22/1985

3.   Agent's Name and Address:

V. Nicole Comer
(Name)

700 Gervais Street

(Street Address)
Columbia, South Carolina, 29201
(City, State, Zip Code)

4.   On 10/30/2020                , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

The Articles of Incorporation are hereby amended by deleting in its entirety Article Eleventh and inserting in lieu thereof the following:

ELEVENTH: The Board of Directors of the corporation shall consist of a maximum of twenty (20) persons. Directors may increase membership on the Board up to this maximum, but may not do so once the maximum membership is reached. The Board of Directors shall be elected at each annual meeting of shareholders to serve a one-year term. Each Director shall hold office until the expiration of the term for which he is elected, except as otherwise stated in the Bylaws, and thereafter until his successor has been elected and qualified. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation is required to amend or repeal the provisions of this Article Eleventh.

5.   The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

Not Applicable

Form Revised by South Carolina Secretary of State, August 2016
F0003

South State Corporation

Name of Corporation

6.   Complete either "a" or "b", whichever is applicable.

a.	☑

Amendments adopted by shareholder action. At the date of the adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting	Number of	Number of Votes	Number of Votes	Number of
Group	Outstanding	Entitled to be Cast	Represented at	Undisputed Shares*
	Shares		the Meeting	For	-OR-	Against

Common	70,922,148	70,922,148	64,130,618	57,128,648		458,084

*Note: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	◻

The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7.   Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)                                        .

Date: 11/19/2020

Name of Corporation:

South State Corporation

Signature
Beth DeSimone
Type or Print Name
Chief Risk Officer and General Counsel
Office

Form Revised by South Carolina Secretary of State, August 2016
F0003

FILING INSTRUCTIONS

1.   Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.   If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.   Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing Tax	$100.00
Total	$110.00

Return to:	Secretary of State 1205 Pendleton Street, Suite 525 Columbia, SC 29201

Form Revised by South Carolina Secretary of State, August 2016
F0003